Exhibit 99.1

Contact:  Walter H. Hasselbring, III
                 (815) 432-2476
IF BANCORP, INC. ANNOUNCES RESULTS FOR FIRST QUARTER
OF FISCAL YEAR 2021 (UNAUDITED)

Watseka, Illinois, October 30, 2020 - IF Bancorp, Inc. (NASDAQ: IROQ) (the “Company”) the holding company for Iroquois Federal Savings and Loan Association (the “Association”), announced unaudited net income of $1.3 million, or $0.44 per basic and diluted share for the three months ended September 30, 2020, compared to $1.1 million, or $0.33 per basic share and diluted share, for the three months ended September 30, 2019.
For the three months ended September 30, 2020, net interest income was $4.9 million compared to $4.6 million for the three months ended September 30, 2019.  The provision for loan losses increased to $315,000 for the three months ended September 30, 2020, from $(54,000) for the three months ended September 30, 2019, mostly due to loan growth and a change in loan portfolio mix.  We also added reserves for all loans that remain under temporary COVID-19 modifications.  The increase in reserves was partially offset by the addition of SBA Paycheck Protection Program (PPP) loans that do not require a reserve since they are 100% guaranteed by the U.S. government.  As of September 30, 2020, we closed 304 SBA PPP loans representing $26.3 million in funding.
Interest income decreased to $6.3 million for the three months ended September 30, 2020, from $7.0 million for the three months ended September 30, 2019.  Interest expense decreased to $1.4 million for the three months ended September 30, 2020, from $2.4 million for the three months ended September 30, 2019.  Our interest income could be reduced in the future due to COVID-19.  In keeping with guidance from regulators, we are executing payment deferrals for our lending clients that are adversely affected by the pandemic.  A total of 181 loans with current balances of $83.1 million have received COVID-19 modifications.  These modifications allowed borrowers to pay interest only for up to six months.  As of September 30, 2020, 58 of these loans totaling $26.4 million have returned to principal and interest payments, leaving 123 loans for $56.7 million still under temporary modifications.
Non-interest income increased to $1.7 million for the three months ended September 30, 2020, from $1.1 million for the three months ended September 30, 2019.  The increase in non-interest income was mostly due to an increase in gain on sale of loans as a result of a significant increase in refinance activity stimulated by a low interest environment, and also by an increase in gain on sale of available-for-sale securities.  Non-interest expense increased to $4.5 million for the three months ended September 30, 2020, from $4.2 million for the three months ended September 30, 2019.  For the three months ended September 30, 2020, income tax expense totaled $512,000 compared to $415,000 for the three months ended September 30, 2019.
Total assets at September 30, 2020 were $726.0 million compared to $735.5 million at June 30, 2020.  Cash and cash equivalents decreased to $15.7 million at September 30, 2020, from $33.5 million at June 30, 2020.  Investment securities decreased to $161.3 million at September 30, 2020, from $162.4 million at June 30, 2020.  Net loans receivable increased to $518.2 million at September 30, 2020, from $509.8 million at June 30, 2020.  Deposits were $601.7 million at both September 30, 2020 and June 30, 2020.  Total borrowings, including repurchase agreements, decreased to $31.4 million at September 30, 2020 from $41.2 million at June 30, 2020.  Stockholders’ equity increased to $83.5 million at September 30, 2020 from $82.6 million at June 30, 2020.
IF Bancorp, Inc. is the savings and loan holding company for Iroquois Federal Savings and Loan Association (the “Association”).  The Association, originally chartered in 1883 and headquartered in Watseka, Illinois, conducts its operations from seven full-service banking offices located in Watseka, Danville, Clifton, Hoopeston, Savoy, Champaign and Bourbonnais, Illinois and a loan production and wealth management office in Osage Beach, Missouri.  The principal activity of the Association’s wholly-owned subsidiary, L.C.I. Service Corporation, is the sale of property and casualty insurance.

This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.
 The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions, including as a result of the COVID-19 pandemic; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.
Selected Income Statement Data
(Dollars in thousands, except per share data)
	For the Three Months Ended September 30,
	2020	2019
	(unaudited)
Interest income	$6,265	$7,008
Interest expense	1,377	2,422
Net interest income	4,888	4,586
Provision for loan losses	315	(54)
Net interest income after provision for loan losses	4,573	4,640
Non-interest income	1,742	1,066
Non-interest expense	4,472	4,191
Income before taxes	1,843	1,515
Income tax expense	512	415

Net income	$1,331	$1,100

Earnings per share (1)
Basic	$0.44	$0.33
Diluted	0.44	0.33
Weighted average shares outstanding (1)
Basic	3,031,087	3,304,741
Diluted	3,041,188	3,356,896
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footnotes on following page

Performance Ratios
	For the Three Months Ended September 30, 2020	For the Year Ended June 30, 2020
	(unaudited)
Return on average assets	0.73%	0.61%
Return on average equity	6.36%	5.30%
Net interest margin on average interest earning assets	2.80%	2.75%

Selected Balance Sheet Data
(Dollars in thousands, except per share data)
	At September 30, 2020	At June 30, 2020
	(unaudited)
Assets	$726,004	$735,517
Cash and cash equivalents	15,696	33,467
Investment securities	161,292	162,394
Net loans receivable	518,241	509,817
Deposits	601,731	601,700
Federal Home Loan Bank borrowings, repurchase agreements and other borrowings	31,383	41,238
Total stockholders’ equity	83,547	82,564
Book value per share (2)	25.78	25.48
Average stockholders’ equity to average total assets	11.43%	11.55%

Asset Quality
(Dollars in thousands)
	At September 30, 2020	At June 30, 2020
	(unaudited)

Non-performing assets (3)	$676	$1,095
Allowance for loan losses	6,506	6,234
Non-performing assets to total assets	0.09%	0.15%
Allowance for losses to total loans	1.24%	1.21%
Allowance for losses to total loans excluding PPP loans (4)	1.31%	1.27%

(1)	Shares outstanding do not include ESOP shares not committed for release.
(2)	Total stockholders’ equity divided by shares outstanding of 3,240,376 at both September 30, 2020, and June 30, 2020.
(3)	Non-performing assets include non-accrual loans, loans past due 90 days or more and accruing, and foreclosed assets held for sale.
(4)	Paycheck Protection Program (PPP) loans are administered by the SBA and are fully guaranteed by the U.S. government.